EX-28(h)(7)(u)

Amendment to Fund Participation Agreement

This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust (“Trust”), Lincoln Investment Advisors Corporation, Lincoln Financial Distributors, Inc. and American General Life Insurance Company (as successor to American General Life Insurance Company of Delaware), is effective as of March 15, 2021 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of June 12, 2009; and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibits A and B shall be deleted in their entirety and replaced with Exhibits A and B attached hereto.

2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative on April __, 2021.

Lincoln Variable Insurance Products Trust		Lincoln Investment Advisors Corporation

By:	/s/ William P. Flory, Jr.	By:	/s/ Jayson R. Bronchetti
Name:	William P. Flory, Jr.	Name:	Jayson R. Bronchetti
Title:	Vice President and CAO	Title:	President
Date:		Date:	4/15/21

Lincoln Financial Distributors, Inc.		American General Life Insurance Company

By:	/s/ John C. Kennedy	By:	/s/ Tim Heslin
Name:	John C. Kennedy	Name:	Tim Heslin
Title:	Chief Executive Officer; President	Title:	Senior Vice President
Date:	4/23/2021	Date:	4/26/2021

ATTEST:

		By:	/s/ Rosemary Foster
		Name:	Rosemary Foster
		Title:	Assistant Secretary
		Date:	4/26/2021

Exhibit A

Funds

Effective as of March 15, 2021

The currently available Funds of the Trust are:

LVIP BlackRock Advantage Allocation Fund

LVIP Delaware Diversified Income Fund

LVIP Delaware High Yield Fund

LVIP Delaware Limited-Term Diversified Income Fund

LVIP Delaware REIT Fund

LVIP Delaware SMID Cap Core Fund

LVIP Delaware U.S. Growth Fund

LVIP Delaware Value Fund

Exhibit B

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment Trusts

The following separate accounts are subject to this Agreement:

All registered and unregistered separate accounts utilizing the Trust Funds.

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the Securities Act of 1933

The following contracts are subject to this Agreement:

All registered and unregistered contracts and policies funded by the Separate Accounts.